Exhibit 99.1

Palisade Bio Announces $2.0 Million Registered Direct Offering

CARLSBAD, C.A., May 6, 2022 – Palisade Bio, Inc. (Nasdaq: PALI) (the “Company” or “Palisade Bio”), a clinical-stage biopharmaceutical company advancing therapies for acute and chronic gastrointestinal complications, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale in a registered direct offering of 3,646,690 shares of its common stock, at a purchase price of $0.55 per share.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the offering.

The closings of the sale of the securities in the financing is expected to occur on or about May 10, 2022, subject to the satisfaction of customary closing conditions. Palisade Bio intends to use the net proceeds from the financing for working capital and general corporate purposes, including the development of the Company’s lead product candidate LB1148.

The Company also agreed to issue to the investors in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 3,646,690 shares of its common stock. The warrants have an exercise price of $0.7105 per share of common stock, will be exercisable 6 months after the date of issuance, and will expire five and a half years following the initial issuance date.

The shares of common stock (but not the warrants or the shares of common stock underlying such warrants) offered in the registered direct offering are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-263705), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on April 26, 2022. The offering of the shares of common stock in the registered direct transaction are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com..

The warrants (and the shares of common stock underlying such warrants) are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder, and such securities have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Palisade Bio has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon the exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palisade Bio, Inc.

Palisade Bio is a clinical stage biopharmaceutical company advancing therapies that aid patients suffering with acute and chronic gastrointestinal complications stemming from post-operative digestive enzyme damage. Palisade Bio’s lead asset LB1148, advancing toward Phase 3, is a protease inhibitor with the potential to both reduce abdominal adhesions and help restore bowel function following surgery. Positive data from Phase 2 trials of LB1148 demonstrated safety and tolerability as well as a statistically significant improvement in the return of bowel function and a decrease in the length of stay in the intensive care unit and hospital compared to placebo. Palisade Bio believes that its investigational therapies have the potential to address the myriad health conditions and complications associated with the chronic disruption to the gastrointestinal epithelial barrier.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and use of proceeds, as well as risks and uncertainties associated with the Company’s business and financial condition in general, including the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q. Although the Company believes that it has a reasonable basis for forward-looking statements contained herein, they are based on current expectations about future events affecting the Company and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks associated with developing pharmaceutical product candidates, risks of conducting clinical trials and risks in obtaining necessary regulatory approvals, as well as those risks detailed in the Company’s filings with the SEC. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Palisade Bio:

Dawn Hofmeister

ir@palisadebio.com

Investor Inquiries:

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com